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                                FORM 8-K

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.

Date of Report (Date of earliest event reported)  April 4, 1996.



                          HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)


Kansas                                              #1-8680
(State or other jurisdiction of                     (Commission File
 incorporation)                                      Number)



200 W. Douglas                                      #48-0901658
Suite #820                                          (IRS Employer
Wichita, Kansas 67202                                Identification No.)
(Address of prinicipal
 executive offices)


                              (316)269-4310
                      (Registrant's telephone number)

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Item 5.  Other Events

High Plains Corporation recently announced that it has reduced its ethanol production to approximately 80% of plant capacities. This reduction was implemented to take full advantage of the Company's forward contracts to purchase grain at an average price of approximately $3.00 per bushel, versus the current spot price of over $4.00 per bushel. The Company had previously announced that it had forward-contracted approximately 80% of its grain needs through July, 1997. By cutting back production to 80%, the Company can produce by using its low-cost grain, and avoid paying the much higher spot prices on the 20% which was not forward-contracted.

The Company still receives the benefits of higher prices on sales of its grain co-products, wet and dried distiller's grains, which historically have risen along with the price of corn.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date  April 4, 1996                              HIGH PLAINS CORPORATION

                                                 Raymond G. Friend
                                                 Executive Vice President
                                                 - Chief Financial Officer

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